                  As filed with the Securities and Exchange
                          Commission on May 24, 1996

                                                       Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                                SOFTDESK, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                                                  02-0390273
         (State or other                                        (I.R.S. Employer
         jurisdiction of                                        Identification
         incorporation or                                       Number)
         organization)

      7 Liberty Hill Road, Henniker, New Hampshire 03242  (603) 428-5000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ----------------------

                           Patrick J. Rondeau, Esq.
  Hale and Dorr, 60 State Street, Boston, Massachusetts 02109 (617) 526-6000
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                            ----------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                            [_]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans check the following box.     [X]


                            CALCULATION OF REGISTRATION FEE
========================================================================================
                                                     Proposed     Proposed
                                                     Maximum      Maximum       Amount
                                           Amount    Offering     Aggregate    of Regis-
      Title of Each Class                  to be     Price Per    Offering     tration
  of Securities to be Registered         Registered  Share(1)     Price(1)       Fee(2)
- ----------------------------------------------------------------------------------------
Common Stock, $.01 par value..........    250,000     $12.00    $3,000,000.00  $1,035
                                           shares
========================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon prices on the Nasdaq National Market on May 22, 1996.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
- ----------
                                250,000 Shares

                                SOFTDESK, INC.

                                 Common Stock

                            ----------------------

     This Prospectus covers the resale of 250,000 shares of Common Stock of Softdesk, Inc. ("Softdesk" or the "Company") by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The shares of Common Stock covered by this Prospectus were issued to the Selling Stockholders in connection with the acquisition of SOFT-TECH Software Technologie GmbH in a transaction completed on January 22, 1996. The Company will not receive any of the proceeds from the sale of these shares by the Selling Stockholders.

     The Selling Stockholders may from time to time sell the shares covered by this Prospectus on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

     The Common Stock is quoted on the Nasdaq National Market under the symbol SDSK. See "Price Range of Common Stock and Dividend Policy."

                            ----------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is May   , 1996
                                                    --

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material may be obtained from the Commission's public reference section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or document (if any) filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and the exhibits and schedules thereto may be examined without charge at the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from the Commission upon payment of prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by an Annual Report on Form 10-K/A filed with the Commission on May 24, 1996;

     (2) the Company's Current Report on Form 8-K dated January 22, 1996, as amended by a Current Report on Form 8-K/A filed with the Commission on April 8, 1996;

     (3) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

     (4) the Company's Registration Statement on Form 8-A dated December 17, 1993 registering the Common Stock under Section 12(g) of the Exchange Act.

     All documents filed by the Company with the Commission pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to May   , 1996 and
                                                                --
prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the Investor Relations Department of the Company, 7 Liberty Hill Road, Henniker, New Hampshire 03242; telephone (603) 428-5000.

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

                                  The Company

     Softdesk develops, markets and supports a family of computer-aided design ("CAD") application software products for the architecture, engineering and construction ("AEC") market. The Company's integrated application software is used by civil engineers, surveyors, architects, building services engineers, structural engineers, facilities managers, mapping professionals and non-professional individuals to automate the design and engineering process, from large infrastructure engineering projects to single-family home design. The majority of the Company's products are designed for use in conjunction with AutoCAD, a general purpose drafting software tool offered by Autodesk, Inc. ("Autodesk"). The Company also has products which run on DataCAD developed by Cadkey, Inc., ARRIS CAD from Sigma Design, Inc. and the Company's own proprietary Drafix CAD software. The products operate on Microsoft Windows and DOS-based personal computers and/or Sun UNIX workstations. The Company sells its products worldwide and maintains several international offices and subsidiaries. The Company believes that it operates in a single business segment: CAD application software for the AEC market.

     The Company was originally incorporated in 1985 as a New Hampshire corporation and was reincorporated in Delaware in December 1993. The Company's principal executive offices are located at 7 Liberty Hill Road, Henniker, New Hampshire 03242 (telephone: (603) 428-5000). As used in this Prospectus, the term "Company" refers to Softdesk, Inc. (including its predecessor New Hampshire corporation) and its wholly-owned subsidiaries, unless the context otherwise requires.

                                 RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully by potential investors in evaluating an investment in the Common Stock offered hereby.

     Competition. Competition in the CAD industry is intense. The Company faces competition from companies offering integrated CAD systems as well as from companies which offer AutoCAD-based software applications. In addition, the Company may in the future face competition from Autodesk if Autodesk decides to either internally develop and market or acquire AutoCAD-based applications. Many of the Company's competitors and potential competitors have significantly greater financial, technological and marketing resources than the Company. There can be no assurance that either existing or new competitors will not develop products or provide services that are superior to the Company's products or services or achieve greater market acceptance. Competitive pressures faced by the Company could force the Company to reduce its prices, resulting in reduced profitability. There can be no assurance that the Company will be able to compete successfully against current and future sources of competition or that competition will not have a material adverse effect on the Company's business, operating results or financial condition.

     Management of Growth; Integration of Acquisitions. The Company's business has grown significantly over the past several years as a result of both internal growth and acquisitions of products and businesses. The Company has consummated eight acquisitions since June 1993, and the Company may make additional acquisitions in the future. Managing this growth, and integrating acquired products and businesses, requires a significant amount of management time and skill. There can be no assurance that the Company will be effective in managing its future growth or in assimilating acquisitions or that any failure to manage growth or assimilate an acquisition will not have a material adverse effect on the Company's business, operating results or financial condition. Furthermore, there can be no assurance that any past or future acquisitions will produce the results anticipated by the Company.

     Variability of Quarterly Operating Results. The Company has experienced and may experience in the future significant quarter-to-quarter fluctuations in its operating results. Factors such as the timing of new product introductions and upgrades, the timing of significant orders, the mix of products sold and the mix of domestic versus international revenues could contribute to this quarterly variability. Substantially all of the Company's net revenues in a quarter are derived from orders received in that quarter, which makes the Company's financial performance more susceptible to an unexpected downturn in business and more unpredictable. In addition, the Company's expense levels are based in part on expectations of future revenue levels, and a shortfall in expected revenues could therefore result in a disproportionate decrease in the Company's net income.

     Dependence on Autodesk. Most of the Company's current product offerings are application software products for use with AutoCAD, a computer-aided drafting software tool offered by Autodesk. Accordingly, the Company's business and financial results are linked to the continued acceptance of AutoCAD. The timing of major AutoCAD releases may affect the timing of purchases of the Company's products. The Company's product development efforts, insofar as they relate to the compatibility of its products with those of Autodesk, have thus far been facilitated by cooperation from Autodesk's development personnel. However, there exists no contractual or other formal relationship obligating Autodesk to provide such cooperation. In addition, any adverse changes in the market price of the common stock of Autodesk may adversely affect the market price of the Company's

Common Stock, irrespective of whether there has been any negative impact on the Company's business or financial results. No assurances can be given as to the future business success of or the Company's relationship with Autodesk.

     Technological Demands of the Marketplace. The CAD industry is characterized by rapid technological changes and advances. The Company's future success will depend upon its ability to enhance its existing products and introduce new products which keep pace with technological developments in the marketplace and address the increasingly sophisticated needs of its end-users. There can be no assurance that the Company will be successful in introducing and marketing product enhancements or new products on a timely basis, or that its new products will meet with market acceptance.

     Dependence on Key Personnel. The Company's success depends in large part upon David C. Arnold, its Chairman of the Board, President and Chief Executive Officer, Jesse F. Devitte, its Executive Vice President, Sales and Marketing, and David A. Paine, its Vice President, Technology. The loss of the services of one or more of these key employees could have a material adverse effect on the Company. In addition, the Company's success will depend in significant part upon its ability to attract and retain highly skilled management, technical, and sales and marketing personnel. Competition for such personnel in the CAD industry is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel.

     Foreign Operations. The Company's international revenues comprised 42% and 32% of net revenues in fiscal 1994 and 1995, respectively, and the Company expects that international revenues will account for an increased percentage of its net revenues in the future. The international portion of the Company's business is subject to a number of inherent risks, including difficulties in building and managing foreign operations, difficulties in translating products into foreign languages, fluctuations in the value of foreign currencies, import/ export duties and quotas, and unexpected regulatory, economic or political changes in foreign markets. There can be no assurance that these factors will not adversely affect the Company's international revenues or its overall financial performance.

     Dependence on Proprietary Technology. The Company's success is heavily dependent upon its proprietary technology. The Company does not have any patents on any of its technology and relies upon copyright law and its trade secret program to protect such technology. The Company enters into confidentiality and/or license agreements with its employees, resellers and potential end-users and limits access to and distribution of its software, documentation, and other proprietary information. However, the Company's products are generally distributed under "shrink-wrap" licenses that are not signed by the end-user and therefore may be unenforceable in certain jurisdictions. In addition, effective copyright and trade secret protection may not be available in every foreign country in which the Company's products are distributed. There can be no assurance that the steps taken by the Company to protect its proprietary technology will be adequate to prevent misappropriation of its technology by third parties, or that third parties will not be able to independently develop similar technology. In addition, there can be no assurance that other parties will not assert technology infringement claims against the Company.

     Volatility of Stock Price. There has been significant volatility in the market price of securities of technology-based companies similar in size to the Company. Factors such as announcements of technological developments or new products by the Company or its competitors, variations in the Company's quarterly operating results, or general economic or stock market conditions unrelated to the Company's operating performance may have a significant impact on the market price of the Common Stock.

     Anti-Takeover Effect of Certain Charter and By-Law Provisions. The Company's Certificate of Incorporation and By-laws contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Common Stock.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

                             SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each Selling Stockholder as of March 31, 1996.


                              Number of                   Number of
   Name of                    Shares of                   Shares of
   Selling                    Common Stock               Common Stock
Stockholder(1)           Beneficially Owned(2)         Offered Hereby(2)
- --------------           ---------------------         -----------------
Dieter J. Heimlich              125,000                     125,000

Gunter Otto                     125,000                     125,000
                                -------                     -------
TOTALS                          250,000                     250,000
- ----------------------------------------------------------------------

(1) Sales of the shares of Common Stock offered hereby may also be made by permitted persons or entities to whom such shares are gifted by the Selling Stockholders listed herein.

(2) Of the total shares of Common Stock listed as beneficially owned by the Selling Stockholders, a total of 25,000 shares are held in an escrow account to secure indemnification obligations to the Company of the Selling Stockholders. It is expected that these shares (less any shares which may be distributed from the escrow account to the Company in satisfaction of indemnification claims) will be released from escrow and distributed to the Selling Stockholders on January 22, 1997. The number of shares indicated as beneficially owned by each Selling Stockholder includes those shares (representing 10% of the number of shares listed as beneficially owned by such Selling Stockholder) which such Selling Stockholder is entitled to receive upon distribution of these shares from the escrow account.

                             PLAN OF DISTRIBUTION

     The shares of Common Stock covered by this Prospectus may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the Nasdaq National Market or otherwise, at prices related to the then-current market price or in negotiated transactions, including pursuant to one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Stockholders that they have not made any arrangements relating to the distribution of the shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for the other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

     The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act. Additionally, the Company will pay the expenses incurred by it in connection with this offering, other than discounts, commissions, fees or expenses of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Stock, or legal expenses of any person other than the Company.

     In offering the shares of Common Stock covered hereby, the Selling Stockholder and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

     The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of Common Stock covered hereby they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act, as those Rules are described in more detail below, and, in connection therewith, that they may not engage in any stabilization activity in connection with the Company's securities, are required to furnish to each broker-dealer through which Common Stock covered hereby may be offered copies of this Prospectus, and may not bid for or purchase any of the Company's securities except as permitted under the Exchange Act. Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Hale and Dorr, Boston, Massachusetts.

                                    EXPERTS

     The supplemental consolidated financial statements and the consolidated financial statements of Softdesk, Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 and the financial statements of SOFT-TECH Software Technologie GmbH as of December 31,1994 and 1995 and for each of the two years in the period ended December 31, 1995, incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been audited by Arthur Andersen & Co., independent public accountants, as set forth in their reports incorporated by reference herein. Such reports, as they relate to the 1993 financial statements of Softdesk, Inc., are based in part on the report of Coopers & Lybrand L.L.P., independent auditors, relating to the financial statements of Image Systems Technology, Inc. for the year ended December 31, 1993, as set forth in their report incorporated by reference herein. Such financial statements referred to above are incorporated herein by reference in reliance upon the authority of said firms as experts in giving such reports.

                                      PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     Item                                                             Amount
     ----                                                             ------
     SEC Registration Fee.....................................     $    1,035
     Accounting Fees and Expenses.............................          5,000*
     Legal Fees and Expenses..................................          5,000*
     Miscellaneous............................................          8,965*
                                                                    ----------

     Total....................................................      $  20,000*
                                                                    ==========

*Estimated

Item 15   Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article NINTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against all expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

     Indemnification is required to be made unless the Registrant determines (in the manner provided in the Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacity as directors or officers.

     Article EIGHTH of the Registrant's Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

Item 16.  Exhibits

Exhibit                       Description of Exhibit
- -------                       ----------------------
  4.1*    --   Restated Certificate of Incorporation of the Company, as amended
  4.2*    --   By-laws of the Company
  4.3**   --   Stock Purchase Agreement among the Company, Softdesk
               International, Inc. and Dieter J. Heimlich and Gunter Otto, dated
               January 15, 1996
  5.1     --   Opinion of Hale and Dorr
 23.1     --   Consent of Arthur Andersen & Co.
 23.2     --   Consent of Coopers & Lybrand L.L.P.
 23.3     --   Consent of Hale and Dorr (included in Exhibit 5.1)
 24.1     --   Power of Attorney (included on signature page)

- -------------------
  * Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

 ** Incorporated by reference from the Company's Current Report on Form 8-K dated January 22, 1996.


Item 17.  Undertakings

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Henniker and State of New Hampshire on the 23rd day of May, 1996.

                                        SOFTDESK, INC.


                                        By: /s/ David C. Arnold
                                           ------------------------------
                                           David C. Arnold
                                           President and
                                           Chief Executive Officer

                       SIGNATURES AND POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints R. Drew Ogden, John A. Rogers and Patrick J. Rondeau, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Softdesk, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 23rd day of May, 1996.

             Signature                                      Title
             ---------                                      -----

      /s/ David C. Arnold                  Chairman of the Board of Directors,
- -------------------------------------      President and Chief Executive Officer
          David C. Arnold                  (Principal executive officer)


      /s/ John A. Rogers                   Vice President, Finance and
- -------------------------------------      Chief Financial Officer (Principal
          John A. Rogers                   financial and accounting officer)


                                           Director
- -------------------------------------
        James W. Adkisson


     /s/ Jesse F. Devitte                  Director
- -------------------------------------
         Jesse F. Devitte


      /s/ Louis J. Volpe                   Director
- -------------------------------------
          Louis J. Volpe

                                 EXHIBIT INDEX

Exhibit                       Description of Exhibit
- -------                       ----------------------
  4.1*    --   Restated Certificate of Incorporation of the Company,
               as amended...............................................
  4.2*    --   By-laws of the Company...................................
  4.3**   --   Stock Purchase Agreement among the Company, Softdesk
               International, Inc. and Dieter J. Heimlich and Gunter Otto,
               dated January 15, 1996...................................
  5.1     --   Opinion of Hale and Dorr.................................
 23.1     --   Consent of Arthur Andersen & Co..........................
 23.2     --   Consent of Coopers & Lybrand L.L.P.......................
 23.3     --   Consent of Hale and Dorr (appears in Exhibit 5.1)........
 24.1     --   Power of Attorney (included on signature page)...........

- -------------------

  * Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

 ** Incorporated by reference from the Company's Current Report on Form 8-K dated January 22, 1996.